EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Sanera Systems, Inc.

We have audited the accompanying balance sheets of Sanera Systems, Inc. (a development stage company) as of December 31, 2002 and 2001 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2002 and 2001 and the cumulative period from August 31, 2000 (inception) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Sanera Systems, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and the cumulative period from August 31, 2000 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and its net losses and negative operating cash flows incurred since inception raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

March 24, 2003

San Jose, California

SANERA SYSTEMS, INC.

(A Development Stage Company)

BALANCE SHEETS

DECEMBER 31, 2002 AND 2001 (In thousands, except share and per share amounts)

	2002	2001
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,730	$34,564
Prepaids and other current assets	307	165
Restricted cash	81	378

Total current assets	16,118	35,107

PROPERTY AND EQUIPMENT, Net	4,374	4,198

DEFERRED RENT	153	—

OTHER ASSETS	472	475

TOTAL ASSETS	$21,117	$39,780

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,357	$489
Accrued liabilities	1,116	652
Customer deposit	1,000	—
Current portion of secured notes payable	2,717	2,116

Total current liabilities	6,190	3,257

SECURED NOTES PAYABLE, Less current portion	744	2,656

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK -
Series B redeemable convertible preferred stock, $0.0001 par value; 49,075,000 shares authorized; 48,650,000 and 38,400,000 shares issued and outstanding (aggregate liquidation preference of $48,650)	48,552	38,293
Series B mandatorily redeemable convertible preferred stock warrants	88	47

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS’ DEFICIT:
Series A convertible preferred stock, $0.0001 par value; 18,303,750 shares authorized; 17,500,000 shares issued and outstanding (aggregate liquidation preference $17,500)	17,465	17,465
Series A convertible preferred stock warrants	679	637
Common stock, $0.0001 par value; 110,000,000 shares authorized; 8,628,351 and 7,833,072 shares outstanding at 2002 and 2001, respectively	382	114
Deficit accumulated during development stage	(52,983)	(22,689)

Total stockholders’ equity	(34,457)	(4,473)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,117	$39,780

See notes to financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD FROM AUGUST 31, 2000

(INCEPTION) THROUGH DECEMBER 31, 2002 (CUMULATIVE) (In thousands)

	2002	2001	Cumulative
OPERATING EXPENSES:
Selling and marketing	$1,403	$836	$2,239
General and administrative	3,612	3,190	7,350
Research and development	24,928	17,573	42,885

Total operating expenses	29,943	21,599	52,474

LOSS FROM OPERATIONS	29,943	21,599	52,474

OTHER INCOME (EXPENSE):
Interest income	494	652	1,225
Interest expense	(812)	(873)	(1,686)
Other expense	(8)	(9)	(17)

Total other expense	(326)	(230)	(478)

NET LOSS	30,269	21,829	52,952

ACCRETION OF SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK	25	6	31

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$30,294	$21,835	$52,983

See notes to financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

PERIOD FROM AUGUST 31, 2000 (INCEPTION) TO DECEMBER 31, 2002 (Dollars in thousands, except per share amounts)

	Series A Convertible Preferred Stock		Series A Convertible Preferred Stock Warrants	Common Stock		Deficit Accumulated During Development Stage	Total Stock- holders’ Equity (Deficit)
	Shares	Amount	Amount	Shares	Amount
BALANCES at August 31, 2000 (inception)	—	$—	$—	—	$—	$—	$—

Issuance of common stock at $0.0001 per share, for cash in September 2000				7,314,000	1		1
Issuance of Series A convertible preferred stock at $1.00 per share, net of issuance costs of $35 in September and November 2000	17,500,000	17,465					17,465
Issuance of common stock options to consultants for services					8		8
Net loss						(854)	(854)

BALANCES at December 31, 2000	17,500,000	17,465	—	7,314,000	9	(854)	16,620

Amortization of issuance costs of Series B redeemable convertible preferred stock						(6)	(6)
Issuance of Series A convertible preferred stock warrants in connection with borrowings under secured notes in March, May and August 2001			637				637
Issuance of common stock options to consultants for services					54		54
Issuance of common stock for services				162,171	15		15
Issuance of common stock upon exercise of stock options				421,901	42		42
Repurchase of common stock in November 2001				(65,000)	(6)		(6)
Net loss						(21,829)	(21,829)

BALANCES at December 31, 2001	17,500,000	$17,465	$637	7,833,072	$114	$(22,689)	$(4,473)

(Continued)

SANERA SYSTEMS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

PERIOD FROM AUGUST 31, 2000 (INCEPTION) TO DECEMBER 31, 2002 (Dollars in thousands, except per share amounts)

	Series A Convertible Preferred Stock		Series A Convertible Preferred Stock Warrants	Common Stock		Deficit Accumulated During Development Stage	Total Stock- holders’ Equity (Deficit)
	Shares	Amount	Amount	Shares	Amount
BALANCES at December 31, 2001	17,500,000	$17,465	$637	7,833,072	$114	$(22,689)	$(4,473)

Amortization of issuance costs of Series B redeemable convertible preferred stock						(25)	(25)
Issuance of common stock to consultants and employees for services				82,000	8		8
Issuance of Series A convertible preferred stock warrants in connection with borrowings under secured notes in February 2002			42				42
Issuance of common stock options to consultants					42		42
Issuance of common stock upon exercise of stock options				836,279	84		84
Issuance of common stock warrants in September and December 2002					146		146
Repurchase of common stock				(123,000)	(12)		(12)
Net loss						(30,269)	(30,269)

BALANCES at December 31, 2002	17,500,000	$17,465	$679	8,628,351	$382	$(52,983)	$(34,457)

See notes to financial statements.

(Concluded)

SANERA SYSTEMS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002 AND 2001 AND THE PERIOD FROM AUGUST 31, 2000

(INCEPTION) THROUGH DECEMBER 31, 2002 (CUMULATIVE) (In thousands)

	2002	2001	(Cumulative)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,269)	$(21,829)	$(52,952)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,260	983	3,269
Loss on disposal of fixed asset	8	—	8
Amortization of discount on secured notes payable	115	441	556
Stock compensation expense	196	69	273
Warrants issued in connection with renewal of secured notes	41	—	41
Changes in assets and liabilities:
Restricted cash	297	(378)	(81)
Prepaids and other current assets	(142)	350	(307)
Other assets	3	(473)	(472)
Deferred rent	(153)	—	(153)
Customer deposit	1,000	—	1,000
Accounts payable	868	364	1,357
Accrued liabilities	464	546	1,116

Net cash used in operating activities	(25,312)	(19,927)	(46,345)

CASH FLOWS FROM INVESTING ACTIVITIES -
Property and equipment purchases	(2,444)	(4,661)	(7,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Series A convertible preferred stock	—	—	16,715
Net proceeds from issuance of Series B redeemable convertible preferred stock	10,234	34,984	45,218
Proceeds from issuance of common stock	84	42	127
Repurchase of common stock	(12)	(6)	(18)
Proceeds from convertible notes	—	3,350	4,100
Proceeds from secured notes payable	1,301	6,282	7,583
Repayment of secured notes payable	(2,685)	(1,314)	(3,999)

Net cash provided by financing activities	8,922	43,338	69,726

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(18,834)	18,750	15,730

CASH AND CASH EQUIVALENTS, Beginning of period	34,564	15,814	—

CASH AND CASH EQUIVALENTS, End of period	$15,730	$34,564	$15,730

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of notes to Series A convertible preferred stock	$—	$—	$750

Conversion of notes to Series B redeemable convertible preferred stock	$—	$3,350	$3,350

Warrants to purchase Series B redeemable convertible preferred stock issued in connection with the Series B financing	$41	$47	$88

Warrants to purchase Series A convertible preferred stock issued in connection with secured notes payable	$42	$637	$679

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$—	$9	$—

Cash paid for interest expense	$706	$432	$1,138

See notes to financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD FROM AUGUST 31, 2000

(INCEPTION) THROUGH DECEMBER 31, 2002 (CUMULATIVE)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Sanera Systems, Inc., (the “Company”) was incorporated in Delaware on August 31, 2000 and is engaged in the development of reliable and scalable data center switches for storage area networks (“SAN”). The Company plans to create scalable, high-performance SAN systems that make data access more efficient.

Development Stage - As of December 31, 2002, the Company is in the development stage and its financial statements are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is subject to risks associated with a development stage enterprise, including the need to successfully develop, demonstrate and refine its products, develop its marketing and distribution channels, recruit and retain key employees, and continue to raise financing sufficient to accomplish its business objectives.

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $30,269,000 and $21,829,000 for 2002 and 2001, respectively. In addition, cash used for operating activities totaled $25,312,000 and $19,927,000 for the years ended December 31, 2002 and 2001, respectively. The Company is expected to continue to experience net losses and negative cash flows at least through December 31, 2003. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern. Management believes the Company will be able to continue operations by the successful implementation of its plan to generate revenue and ultimately attain profitable operations. In addition, the Company will seek debt or equity financing; however, there can be no assurances as to the ability of the Company to implement its operating plan and that additional financing, if needed, will be available on acceptable terms, or at all.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid debt purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash – Restricted cash serves as collateral for the Company’s outstanding line of credit.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company’s cash equivalents consist of checking and money market accounts and balances typically exceed insurance coverage provided by the Federal Deposit Insurance Corporation.

Property and equipment are initially recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Property and equipment acquired under capital leases are amortized over three to seven years or the lease term, if shorter. Effective January 1, 2002, the Company changed the estimated useful life of its equipment from five to three years. As a result of the change, the Company recorded additional depreciation expense of $560,000 in 2002.

Long Lived Assets - On January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of”, but retains its fundamental provision for recognizing and measuring impairment of long-lived assets to be held and used. This Statement requires that all long-lived assets to be disposed of by sale be carried at the lower of carrying amount or fair value less cost to sell, and that depreciation cease to be recorded on such assets. SFAS No. 144 standardizes the accounting and presentation requirements for all long-lived assets to be disposed of by sale, and supersedes previous guidance for discontinued operations of business segments. The initial adoption of this Statement did not have any impact on the Company’s financial statements.

Certain Significant Risks and Uncertainties - The Company participates in a dynamic high-technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations or cash flows: ability to obtain future financing; successful development and commercialization of its products; advances and trends in new technologies and industry standards; market acceptance of the Company’s offerings; development of sales channels; changes in certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosures, an Amendment of FASB Statement No. 123.” This statement provides alternative methods of transition for companies who voluntarily change to the fair value-based method of accounting for stock-based employee compensation in accordance to SFAS No. 123, “Accounting for Stock-Based Compensation,” and enhances the disclosure requirements. This statement was effective upon its issuance.

The Company continues to account for stock-based compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25. “Accounting for Stock Issued to Employees,” elected under SFAS No. 123, as amended. As a result, the adoption of this statement did not have any impact on the Company’s financial statements.

The following table illustrates the pro forma effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation (in thousands):

	Year Ended December 31,		Cumulative
	2002	2001
Net loss, as reported under APB 25	$(30,269)	$(21,829)	$(52,952)

Deduct total stock-based employee expense determined under fair value based method on all awards	(111)	(85)	(203)

Pro forma net loss	$(30,380)	$(21,914)	$(53,155)

Comprehensive Loss - SFAS No. 130, “Reporting Comprehensive Income,” requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. For the years ended December 31, 2002 and 2001 and the cumulative period from August 31, 2000 (inception) through December 31, 2002 comprehensive loss was equal to net loss.

Recently Issued Accounting Standards - In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Other” (FIN 45). FIN 45 requires a guarantor to include disclosures of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other obligations undertaken in issuing a guarantee. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002 and will not have a material impact on the Company’s financial statements.

In August 2001, the FASB issued SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business. However, it retains the requirement in APB No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for its fiscal years beginning January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“Issue 94-3”). SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue No. 94-3, a liability for an exit cost was recognized at the date of the Company’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company will adopt the provisions of SFAS No. 146 for exit and disposal activities that are initiated after December 31, 2002. SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized.

Reclassifications - Certain reclassifications have been made to the prior periods to conform to the 2002 presentation.

2.	PROPERTY AND EQUIPMENT, NET

Property and equipment at December 31, 2002 and 2001 consist of (in thousands):

	2002	2001
Equipment, furniture and fixtures	$3,731	$2,253
Purchased software	3,219	2,943
Leasehold improvements	675	—

Total	7,625	5,196
Accumulated depreciation	(3,251)	(998)

Property and equipment, net	$4,374	$4,198

3.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2002 and 2001 consist of the following (in thousands):

	2002	2001
Accrued compensation and related benefits	$929	$645
Other accrued liabilities	187	7

Total	$1,116	$652

4.	CUSTOMER DEPOSIT

In December 2002, the Company received $1 million as an advance payment for purchase of products presently under development. The amount is refundable if certain product delivery milestones are not met. As additional consideration, the Company issued the customer a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. The warrant is exercisable at the earlier of (i) November 2005, (ii) the consummation of the first underwritten public offering of the common stock of the Company, or (iii) the merger of the Company with another entity or sale of all or substantially all of the assets of the Company. The Company determined the value of the warrant at the date of grant to be approximately $74,000, using the Black-Scholes valuation model with the following assumptions: contractual term of ten years, 100% volatility, no dividend and a 3.9% interest rate. The fair value of the warrant was recognized as a marketing expense on the date of grant.

In addition, the customer was granted the right to invest in the Company’s next round of preferred stock financing of at least $10 million in which the common stock of the Company is valued at least $1 per share.

5.	LEASE OBLIGATIONS

In July 2002, the Company amended its operating lease agreement for its principal office facility expiring July 2005. The future minimum lease payments under noncancelable operating leases are as follows (in thousands):

Operating Leases
Year ending December 31:
2003	$1,225
2004	992
2005	413

Total	$2,630

Rent expense was approximately $1,760,000 and $1,903,000 for the years ended December 31, 2002 and 2001, respectively, and $3,782,000 for the period from August 31, 2000 (inception) to December 31, 2002 (cumulative).

6.	SECURED NOTES PAYABLE

In March 2001, the Company entered into a Loan and Security Agreement (the “Agreement”) which allowed the Company to (1) borrow up to an aggregate principal amount of $5,500,000 in working capital loans at a fixed annual rate of 15.265% due 30 months from the date of borrowing and (2) borrow up to an aggregate principal amount of $2,500,000 under equipment loans at a fixed rate of interest of 9.543% due 36 months from the date of borrowing. Borrowings under the Agreement are secured by substantially all of the existing and future tangible and intangible assets of the Company. The Agreement limits the Company’s ability to incur additional indebtedness to other outside parties in excess of $250,000.

The Company initially granted the lender warrants to purchase 460,000 shares of the Company’s Series A convertible preferred stock at an exercise price of $1 per share. The warrant shall be exercisable any time through March 2008. The fair value of the warrants of approximately $388,000 was recorded as interest expense in 2001. The fair value of the warrants was estimated using the Black-Scholes pricing model at the date of the grant with the following assumptions: risk-free interest rate of 4.9%, contractual term of seven years, no expected dividends and volatility of 265%.

As consideration for the renewal of the unused commitment upon its scheduled expiration in January 2002, the Company granted the lender warrants to purchase 48,750 shares of the Company’s Series B redeemable convertible preferred stock at an exercise price of $1 per share and the right to purchase up to an aggregate amount of $250,000 of the Company’s Series B redeemable convertible preferred stock. The warrants shall be exercisable any time through March 2008. The fair value of the warrants of approximately $41,000 was recorded as interest expense in 2002. The fair value of the warrants was estimated using the Black-Scholes pricing model at the date of the grant, with the following assumptions: risk-free interest rate of 4.9%, contractual term of seven years, no expected dividends and volatility of 100%.

The number of warrants to purchase the Series A convertible preferred stock under the Agreement shall increase automatically by a number equal to 6.25% of the principal balance of each working capital loan advanced by the lender, divided by the exercise price. During the years 2002 and 2001, the Company drew down on $800,000 and $4,700,000, respectively, of working capital loan resulting in the issuance of additional warrants to purchase 50,000 shares and 293,750 shares of Series A convertible preferred stock, respectively. The Company allocated approximately $42,000 and $249,000, respectively, toward the fair value of the warrants. The fair value of the warrants was estimated using the Black-Scholes pricing model at the date of grant, with the following assumptions: risk-free rate of 4.8% to 5.3%, contractual term of seven years, no expected dividends and volatility of 100%. The resulting discount is being amortized as interest expense over the life of the individual working capital loans. The unamortized discount as of December 31, 2002 was $123,000. None of the warrants were exercised at December 31, 2002.

As of December 31, 2002, principal payments on long-term debt are as follows (in thousands):

Year ending December 31:
2003	$2,828
2004	702
2005	54

Total	3,584
Unamortized discount	(123)

3,461
Current portion	2,717

Long-term portion	$744

7.	MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Common Stock Reserved for Future Issuance

At December 31, 2002 the Company has reserved the following shares of common stock for issuance in connection with:

Conversion of Series A convertible preferred stock	17,500,000
Conversion of Series B redeemable convertible preferred stock	48,650,000
Preferred stock warrants issued and outstanding	927,500
Common stock warrants issued and outstanding	1,817,000
Contingently issuable options	150,000
Common stock options issued and outstanding under stock option plans	17,026,392
Common stock options available for future grant under stock option plans	2,323,388

Total	88,394,280

Common Stock Warrant

In November 2001, the Company issued a warrant to purchase 25,000 shares of common stock in consideration for legal services provided. The warrant carries a two-year vesting term, is exercisable after November 16, 2003, has an exercise price of $2.50 and expires at the earliest of (i) November 16, 2008, (ii) the consummation of the first underwritten public offering of the common stock of the Company, or (iii) the merger of the Company with or into another entity or the sale of all or substantially all of the assets of the Company. The Company determined the value of the warrant at the date of grant to be insignificant using the Black-Scholes valuation model with the following assumptions: contractual term of seven years, 100% volatility, no dividends and 3.8% interest rate. The value related to the unvested options at December 31, 2002 is subject to adjustments for changes in the future value of the Company’s stock and is being recognized as legal expenses over the respective vesting period.

In August 2002, the Company issued a warrant to purchase 792,000 shares of common stock to an investor for services provided by an interim chief executive officer of the Company. The warrant is fully vested and is exercisable at $0.10 per share any time prior to August 2012, or the merger of the Company with another entity, or the sale of all or substantially all of the assets of the Company. The Company determined the value of the warrant to be approximately $72,000 using the Black-Scholes valuation model with the following assumptions: contractual term of ten years, 100% volatility, no dividends and 3.5% interest rate. The fair value of the warrants was accounted for as an expense during 2002.

Restricted Common Stock

In June and September 2000, the Company issued 6,870,000 and 444,000 shares of common stock to its founders and other employees, respectively, which are subject to restrictions. The Company has the right to repurchase the unvested portion of the restricted common stock at the original issue price of $0.0001. The Company’s rights to repurchase these shares expire over a 48-month vesting period. The Company also has the right of first refusal to purchase vested shares that are offered for sale. At December 31, 2002, 2,636,955 and 180,628 shares of restricted stock were unvested and subject to repurchase, from the founders and other employees, respectively.

Nonemployee Stock Options Issued for Services

During 2002, 2001 and for the period from August 31, 2000 (inception) to December 31, 2002 (cumulative), the Company granted certain service providers fully vested options to purchase 169,353, 222,713 and 397,346 shares, respectively, of common stock at an exercise price of $0.10 per share. The Company also granted options subject to vesting provisions to purchase 30,000 shares of common stock at an exercise price of $0.10 per share. These options vest ratably over a 24-month period. In connection with the grants, the Company recorded compensation expense of $20,000 in 2002, $14,000 in 2001 and $47,000 for the period from inception to December 31, 2002 (cumulative). The Company’s calculation of compensation expense was made using the Black-Scholes valuation model with following assumptions: risk-free rate of 4.6% to 5.5%, contractual term of ten years, no expected dividends and volatility of 100%.

In conjunction with the Series A convertible preferred stock financing in October 2000, the Company granted a provider of legal services, options to purchase 690,000 shares of common stock at an exercise price of $0.10 per share. The options vest ratably over a 24-month period. At December 31, 2002, the options were fully vested. In connection with the grant, the Company recorded compensation expense of $21,000 in 2002, $31,000 in 2001 and $60,000 for the period from inception to December 31, 2002 (cumulative). The Company’s calculation of compensation expense was made using the Black-Scholes valuation model with the following assumptions: risk-free rate of 3.8%, contractual term of ten years, no expected dividends and volatility of 100%.

Contingent Options

In September 2002, the Company entered into an employment contract with its Chief Executive Officer (“CEO”) under which the CEO will receive options to purchase 150,000 shares of common stock if the Company either obtains additional funding meeting certain criteria or meets certain revenue targets, before December 31, 2003. The options will be exercisable at a price equal to the fair value of the common stock on the date the contingency is met and the options are issuable.

In January 2003, the CEO was granted the right to receive options to purchase 754,648 additional shares of common stock at a price equal to the fair value of the common stock on the date of the grant if the Company meets certain financing criteria.

Series B Redeemable Convertible Preferred Stock Warrant

During 2001, the Company issued a warrant to purchase 75,000 shares of Series B redeemable convertible preferred stock to an investor in the Company. The warrant, immediately exercisable, has an exercise price of $1.00 and expires at the earliest of (i) November 15, 2004, or (ii) the consummation of the first underwritten public offering of the common stock of the Company. The Company determined the value of the warrant at the date of grant to be approximately $72,000 using the Black-Scholes valuation model with the following assumptions: contractual term of ten years, 100% volatility, no dividends and 3.46% interest rate. The value of the warrant is included in the issuance costs and will be amortized over the redemption period of the Series B redeemable convertible preferred stock.

Convertible Preferred Stock

The holders of convertible preferred stock have various rights and privileges as follows:

Dividends - Holders of Series A and B convertible preferred stock are entitled to receive noncumulative dividends at a rate of $0.08 per share when and if declared by the Board of Directors. Dividends on Series B redeemable convertible preferred stock shall be payable in preference to any dividend on Series A convertible preferred stock and common stock. Dividends on Series A stock shall be payable in preference to any dividends on common stock. Through December 31, 2002, no dividends have been declared or paid by the Company for Series A convertible preferred stock or B redeemable convertible preferred stock.

Liquidation - In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A convertible preferred stock are entitled to an amount equal to the original issue price of $1.00 per share, plus any declared but unpaid dividends prior to, and in preference to, any distributions to the holders of common stock. Holders of Series B redeemable convertible preferred stock are entitled to an amount equal to the original issue price of $1.00 per share, plus any declared but unpaid dividends prior to, and in preference to, any distributions to the holders of Series A convertible preferred stock and common stock. Should the Company’s available assets be insufficient to satisfy the liquidation preferences of the holders of Series A or B convertible preferred stock, the funds available will be distributed ratably among the holders with preferential amounts going to Series B redeemable convertible preferred stock holders until all holders are made whole. Any assets remaining following the distribution to the holders of Series A and B convertible preferred stock will be distributed ratably among the holders of common stock.

Conversion - Each share of Series A and B convertible preferred stock is initially convertible, at the option of the holder, into common stock based on a formula that results in a one-for-one ratio. The conversion formula is adjusted for such events as dilutive issuances, stock splits, or business combinations. Each series of convertible preferred stock shall convert automatically at the earlier of (i) a date specified by vote or written consent of holders of more than 60% of the then outstanding shares of the respective series of convertible preferred stock, voting as a class or (ii) upon the closing of a firmly underwritten public offering which results in aggregate proceeds which exceed $20,000,000 and price of at least $3.00 per share of common stock.

Voting Rights - Each holder of convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible. The holders of Series A and Series B convertible preferred stock, voting as separate classes, are each entitled to elect two members of the Board of Directors.

Redemption - At any time after September 30, 2006, holders of not less than 60% of the Series B redeemable convertible preferred stock can request redemption. The redemption price, equal to the sum of the original issuance price plus all accrued but unpaid dividends, shall be paid within 90 days following the date on which the request for redemption is made.

8.	STOCK OPTION PLAN

Under the Company’s stock option plan (the “Plan”), 20,738,131 shares of common stock have been reserved for the issuance of incentive stock options (“ISO”), nonstatutory stock options (“NSO”), or the sale of common stock to employees, officers, directors and consultants of the Company at December 31, 2002. ISOs and NSOs may be granted at not less than 100% and 85%, respectively, of the fair market value of the common stock on the date of grant. ISOs granted under the Plan generally vest 25% after the completion of twelve months of service and the balance in equal monthly installments over the next thirty-six months of service and expire ten years from the grant date. NSOs vest as per the specific agreement and expire ten years from the date of grant. The Plan allows for early exercise of options prior to full vesting. Unvested shares are subject to repurchase by the Company, at the exercise price per share, upon termination of employment. As of December 31, 2002, there were 269,640 shares subject to repurchase under the Plan. In addition, during 2002 and 2001, 82,000 and 162,171 shares of common stock were granted to employees and nonemployees under the Stock Issuance Program, resulting in compensation expense of approximately $8,000 and $15,000, respectively.

A summary of the Company’s stock option activity follows:

	Outstanding Options	Weighted Average Exercise Price
Balance, August 31, 2000 (inception)	—	$—

Granted (weighted fair value of grants $0.05)	2,518,880	0.10

Balance, December 31, 2000 (none vested)	2,518,880	0.10

Granted (weighted fair value of grants $0.02)	8,910,353	0.10
Exercised	(421,901)	0.10
Cancelled	(1,565,971)	0.10

Balance, December 31, 2001 (940,138 vested shares at a weighted average exercise price of $0.10)	9,441,361	0.10

Granted (weighted fair value of grants $0.02)	11,417,215	0.10
Exercised	(836,279)	0.10
Cancelled	(2,995,905)	0.10

Balance, December 31, 2002	17,026,392	$0.10

Available for grant at December 31, 2002	2,323,388

The following table summarizes information about currently outstanding and vested stock options at December 31, 2002:

	Options Outstanding			Options Vested
Range of Exercise Price	Outstanding at December 31, 2002	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Vested at December 31, 2002	Weighted Average Exercise Price
$0.10	17,026,392	8.9 years	$0.10	4,027,481	$0.10

Additional Stock Plan Information

As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25 and its related interpretations.

Under SFAS No. 123, the fair value of stock-based awards is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. The Company’s calculations were made using the minimum value pricing model which requires subjective assumptions, including expected time to exercise, which greatly affects the calculated values. The following weighted average assumptions were used in the model for the year ended December 31, 2002 and 2001: expected life of five years; risk-free interest rate of 3.9% to 5.1%, and no dividends during the expected term. The Company’s calculations are based on a multiple option award valuation approach. Forfeitures are recognized as they occur. See Note 1 for the pro forma net loss.

9.	INCOME TAXES

Significant components of the Company’s net deferred tax assets for federal and state income taxes at December 31, 2002 and 2001 consist of (in thousands):

	2002	2001
Deferred tax assets:
Net operating loss carryforwards	$18,723	$8,057
Credit carryforwards	4,230	1,723
Capitalized start-up costs	129	172
Accruals recognized in different periods	228	112
Difference in the basis of fixed assets	262	10
Stock compensation	114	—

Total net deferred tax assets	23,686	10,074
Valuation allowance	(23,686)	(10,074)

Net deferred tax asset	$—	$—

No tax benefit has been recorded through December 31, 2002 because of the history of operating losses and a full valuation allowance has been provided. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company established a 100% valuation allowance at December 31, 2002 and 2001 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

At December 31, 2002, the Company had net operating loss (“NOL”) carryforwards of approximately $48,502,000 and $49,228,000 for federal and state income tax purposes, respectively. These carryforwards begin to expire in 2020 and 2010 for federal and state purposes. The Company also has available federal and state research and development tax credit carryforwards of approximately $2,422,000 and $1,720,000, respectively. These carryforwards begin to expire in 2020 for federal purposes but will be available indefinitely for state purposes. The Company also has a California manufacturer’s investment credit carryforward of approximately $88,000. The credit begins to expire in 2011.

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income which can be offset by NOL carryforwards after a change in control (generally greater than 50% change in ownership). Generally, after a control change, a corporation cannot deduct NOL carryforwards in excess of the Section 382 limitations. Due to these “charge in ownership” provisions, utilization of NOL and tax credit carryforwards may be subjected to annual limitations regarding their utilization again taxable income in future periods.

10.	EMPLOYEE BENEFIT PLAN

The Company has established a 401(k) tax-deferred savings plan (the Plan) which permits participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. The Company may, at its discretion, make matching contributions to the Plan. Furthermore, the Company is responsible for administrative costs of the Plan. The Company has made no contributions to the Plan since its inception.

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